EXECUTION COPY

FIRST AMENDMENT

FIRST AMENDMENT, dated as of November 2, 2006 (this “Amendment”), to the Credit Agreement, dated as of March 27, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DOW JONES & COMPANY, INC., a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Company; and

WHEREAS, the Company has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended as set forth below;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 1.1 [Defined Terms].  (a)  The “Annualized Consolidated Interest Expense” definition is hereby amended by deleting such definition in its entirety.

(b)  The “Applicable Facility Fee Percentage” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Applicable Facility Fee Percentage”:  the rate per annum equal to (a) on any date occurring on or after November 2, 2006 but prior to January 1, 2007, 0.08%, (b) on any date occurring on or after January 1, 2007 but prior to April 1, 2007, 0.13%, (c) on any date occurring on or after April 1, 2007 but prior to July 1, 2007, 0.18%, (d) on any date occurring on or after July 1, 2007 but prior to October 1, 2007, 0.23%, and (e) on any date occurring on or after October 1, 2007, 0.28%.”

(c)  The “Applicable Margin” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Applicable Margin”:  on any date with respect to the Loans comprising any Eurodollar Loans, the rate per annum equal to (a) on any date occurring on or after November 2, 2006 but prior to January 1, 2007, 0.27%, (b) on any date occurring on or after January 1, 2007 but prior to April 1, 2007, 0.32%, (c) on any date occurring on or after April 1, 2007 but prior to July 1, 2007, 0.37%, (d) on any date occurring on or after July 1, 2007 but prior to October 1, 2007, 0.42%, and (e) on any date occurring on or after October 1, 2007, 0.47%.”

(d)  The “Consolidated Cash Flow” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Consolidated Cash Flow”:  for any period, Consolidated Operating Income for such period plus (a) income representing equity in the earnings of Affiliates received in cash by the Company and its Subsidiaries during such period and (b) the aggregate amounts deducted in determining such Consolidated Operating Income in respect of (i) amortization expenses, (ii) depreciation expenses and (iii) the non-cash portion of any extraordinary, non-recurring or unusual losses or of any restructuring charges and minus the aggregate amounts included in determining such Consolidated Operating Income in respect of the non-cash portion of any extraordinary, non-recurring or unusual gains or of any restructuring gains.  For the purposes of calculating Consolidated Cash Flow for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of Total Indebtedness to Annualized Consolidated Cash Flow, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Applicable Disposition, the Consolidated Cash Flow for such Reference Period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the property that is the subject of such Applicable Disposition for such Reference Period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made an Applicable Acquisition, Consolidated Cash Flow for such Reference Period shall be calculated after giving pro forma effect thereto as if such Applicable Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Applicable Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $25,000,000; and “Applicable Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $25,000,000.  For purposes of this definition, whenever pro forma effect is to be given to an Applicable Acquisition, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.”

(e)  The “Consolidated Interest Expense” definition is hereby amended by deleting such definition in its entirety.

(f)  The “Maturity Date” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Maturity Date”:  December 31, 2007.”

(g)  The “Moody’s” and “S&P” definitions are hereby amended by deleting such definitions in their entireties.

(h)  The “Net Cash Proceeds” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Net Cash Proceeds”:  (a) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; and (b) in connection with any Asset Sale, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).”

(i)  Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

““Asset Sale”:  any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (i) of Section 6.2(b)) that yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.”

““Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.”

SECTION 3. Amendment to Section 2.5 [Termination or Reduction of Loan Commitments].  Section 2.5 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end thereof:

“(c)

If on any date the Company or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, then such Net Cash Proceeds shall be applied on such date toward the reduction of the Loan Commitments, and any such reduction of the Loan Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or the cash collateralization of any then outstanding Competitive Loans to the extent, if any, that the aggregate principal amount of the then outstanding Loans exceeds the aggregate amount of the Loan Commitments as so reduced.  The application of any prepayment pursuant to this paragraph (c) shall be made, first, to Alternate Base Rate Loans and, second, to Eurodollar Loans.  Each prepayment of the Loans under this paragraph (c) (except in the case of Revolving Credit Loans that are Alternate Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.”

SECTION 4. Amendment to Section 6.4 [Maintenance of Ratio of Annualized Consolidated Cash Flow to Annualized Consolidated Interest Expense].  Section 6.4 of the Credit Agreement is hereby amended by deleting such Section in its entirety.

SECTION 5. Amendment to Schedule 1.1 [Loan Commitments].  Schedule 1.1 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof the Schedule attached hereto as Exhibit A.  In addition, each reference in the Credit Agreement to “$250,000,000” is hereby amended to be a reference to “$175,000,000”.

SECTION 6. Conditions to Effectiveness of Amendment.  The amendments set forth herein shall be effective on the date on which (a) the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (i) the Company, (ii) the Administrative Agent and (iii) each Lender and (b) the Company shall have prepaid the Revolving Credit Loans and/or cash collateralized any then outstanding Competitive Loans to the extent, if any, that the aggregate principal amount of the then outstanding Loans exceeds the aggregate amount of the Loan Commitments as reduced by this Amendment.

SECTION 7. Limited Effect.  Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Credit Agreement are and shall continue to be in full force and effect.

SECTION 8. Representations and Warranties.  The representations and warranties made by the Company contained in the Credit Agreement are true and correct on and as of the date hereof after giving effect to this Amendment.

SECTION 9. Expenses.  The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 10. GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Execution in Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DOW JONES & COMPANY, INC.

By:	/s/ William B. Plummer
Name: William B. Plummer
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Peter Thauer
Name: Peter Thauer
Title: Vice President

EXHIBIT A

SCHEDULE 1.1

Lender	Loan Commitment
JPMORGAN CHASE BANK, N.A.	$175,000,000.00
Total	$175,000,000.00